CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
First Charter Corporation

We consent to incorporation by reference in the Registration Statement on Form S-8 of First Charter Corporation of our report dated January 20, 1995, relating to the consolidated balance sheets of First Charter Corporation and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report to Shareholders and is incorporated by reference in the 1994 Form 10-K.

First Charter adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on December 31, 1993 and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," on January 1, 1993.


                              KPMG Peat Marwick LLP


Charlotte, North Carolina
July 7, 1995